Imaging3 Signs Letter of Intent for Reverse Acquisition by CA Cannabis Company

Burbank, CA, March 13, 2019 -- Imaging3, Inc. (OTCQB:IGNG, “Imaging3” or the “Company”), a development stage company introducing disruptive technologies in the medical imaging industry, today announced that it has executed a non-binding letter of intent (“LOI”) to be acquired in a reverse acquisition (the “Acquisition”) by a privately held Los Angeles based cannabis company (the “Acquirer”).

John Hollister, CEO of Imaging3, explained the intersection of this opportunity with the Company’s objectives for development and commercialization of its Dominion™ 3D X-ray imaging technology: “We have continued our progress towards our targeted closure of approximately $3M of funding for our Dominion development program which we anticipate to close in the near future. A critical step in this process is the resolution of certain outstanding obligations owed by the Company. We believe that the proposed Acquisition announced today will help us to more easily resolve these obligations, thereby allowing the Dominion to devote a substantially larger percentage of the anticipated $3M funding to future endeavors as opposed to existing obligations. Conducting the Dominion enterprise in a new private entity will also eliminate the not insignificant costs of being a public entity.”

Hollister continued: “As many of us observe on a daily basis, the healthcare benefits and investment opportunities in CBD and other cannabis-derived products has been the focus of significant attention to investors of every genre. We believe that the Acquirer has wisely positioned itself to be a responsible leader in this emerging field, focusing on regulatory compliance and product quality as the drivers behind a well-planned rollup and integration of multiple facets of the cannabis business. The Acquisition of our fully-reporting and SEC current public company improves their access to the public equity markets and should facilitate their ability to rapidly attract either debt or equity financing and maximize value appreciation and liquidity for their investors and the current IGNG public shareholder. For the above reasons, IGNG’s officers and directors sincerely believe that the Acquisition is in the best interest of all parties: Imaging3’s current shareholders, the myriad financial and health care beneficiaries of the roll out of our breakthrough Dominion imaging technology, and the Acquirer.”

The Acquirer holds licenses issued by the State of California to manufacture and distribute cannabis products in California. The Acquirer commenced operations in mid-2018 and has enjoyed more than $550,000.00 in revenue from operations since they commenced. The Acquirer maintains facilities in Riverside County California near Palm Springs. On Thursday, March 7, 2019 the Acquirer obtained its final permit and clearance from the local fire department to commence operation of an ethanol-based extraction laboratory at its facilities, and will initiate related extraction and post-processing operations as soon as practicable. The Acquirer’s laboratory will be able to extract CBD hemp under Federal law pursuant to the recently signed 2018 Farm Act that classifies CBD hemp as an insurable commodity.

Pursuant to the terms of the LOI, the Company and the Acquirer have initiated negotiations intended to result in completion and execution of a definitive equity exchange agreement (the “Agreement”) defining all of the material terms of the Acquisition on or before March 31, 2019. Per the LOI, the Agreement shall provide that upon conclusion of the Acquisition, the Acquirer’s designees shall own 80% of the then outstanding common shares of the Company and the Company’s current shareholders shall own 20% of such outstanding common shares. The Company will also be required to settle the above mentioned outstanding creditor obligations on terms acceptable to both the Acquirer and the Company. Furthermore the Acquirer is required to obtain a commitment for a bridge loan of not less than $1,250,000.00 to be funded at the closing of the Acquisition and an equity infusion of up to $10,000,000.00 subsequent to closing of the transaction, each from a qualified investor(s), both of which will be applied to the growth of the Acquirer’s cannabis enterprises.

Concomitantly with the successful closing of the Acquisition, all rights to the Company’s intellectual property, assets and funding raised relating to its Dominion imaging technology will be assigned and transferred to a new, private closely-held company (“the Dominion Company”) to be owned by post-Acquisition IGNG, the Acquirer’s designees, current IGNG management and board members, and certain other persons currently associated with the Company, as finally negotiated by all of the parties to the Agreement. The Dominion Company will thereafter execute its business plan as previously articulated in IGNG’s periodic reports to the SEC separately from the cannabis operation.

The Company’s Chairman of the Board, Jeffrey N. Peterson, offered additional perspective: “The Company’s management and board have diligently prepared for completion of our planned financing of the Dominion enterprise, and the execution of our vision for an important new value proposition addressing many under-served markets for 3D X-ray imaging technology. The explosion of investor interest in the cannabis space presented us with an unusual opportunity to leverage the asset of our fully-reporting, SEC current public company structure through the serendipitous confluence of these events which we believe strengthen our likelihood to achieve our vision for the Dominion technology, while at the same offering our current IGNG shareholders a valuable opportunity for rapid appreciation of their investment in the post-Acquisition cannabis-focused company.”

At the closing, current Imaging3 officers and directors shall appoint the Acquirer’s designees to officer and director positions in post-Acquisition Imaging3, and immediately resign their positions as officers and directors of the Company.

About Imaging3, Inc.

Imaging3, Inc., founded in 1993, has developed a patented medical imaging technology, called the Dominion SmartScan™, that produces 3D X-ray images, effectively in real time. The SmartScan technology has the potential to allow healthcare professionals to perform diagnostic and therapeutic procedures more quickly and accurately, which may result in higher throughput for the clinicians and fewer safety risks for patients. Imaging3’s technology exposes patients to less harmful radiation than current equivalent imaging technologies such as CT scans. The company believes this will allow scans to be used in many settings where scanning is currently limited by concerns about radiation exposure. The technology also notably allows for reasonably convenient portability, easier installation and use-readiness, and a significantly reduced cost burden suitable for novel settings and for healthcare systems across varied global settings. Imaging3 plans to submit a 510(k) application to FDA during 2018 to gain marketing authorization for initial applications for the SmartScan technology. Visit the company’s website at http://www.imaging3.com for detailed information about the company’s technology.

Safe Harbor Statement

Imaging3 cautions you that any statement included in this press release that is not a description of historical facts is a forward-looking statement. Many of these forward-looking statements contain the words “anticipate,” “believe,” “estimate,” “may” “intend,” “expect” and similar expressions. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the company and are subject to a number of risks and uncertainties inherent in the Imaging3’s business, including, without limitation: the company may not ever obtain FDA approval for any of its devices; the company may not be able to secure the funds necessary to support its product development plans; and the company may not ever achieve the market success to sustain a profitable business. In addition, there are risks and uncertainties related to economic recession or terrorist actions, competition from much larger imaging companies, technological obsolescence, unexpected costs and delays, potential product liability claims, and many other factors. More detailed information about Imaging3 and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Such documents may be read free of charge on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Imaging3 undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact:

John Hollister

Chief Executive Officer

info@imaging3.com

4919 Noline Ave.

Encino, CA 91436

(805) 908-5719